UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PARKER-HANNIFIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard—Cleveland, Ohio 44124-4141

EXPLANATORY NOTE

On September 24, 2018, Parker-Hannifin Corporation (“we,” “our” or “us”) filed a definitive Proxy Statement with the Securities and Exchange Commission. Our definitive Proxy Statement inadvertently overstated the amount of severance pay for termination without cause (and related totals). Set forth below is the correct information in the “Severance Pay” column within the table on Page 61 of our Proxy Statement under the heading “Termination without Cause” in the “Potential Payments Upon Termination or Change in Control” section of our Proxy Statement. We have included the “Termination Without Cause” table in its entirety here to reflect the correct “Severance Pay” and “Totals” columns for each Named Executive Officer.

Officer	Severance Pay	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program	Medical and Dental Benefits	Vacation Pay	Totals
Thomas L. Williams	323,064	484,785	4,434,393	19,416,167	3,081	57,895	24,719,385
Catherine A. Suever	426,238	1,047,163	2,138,168	3,825,429	1,497	54,767	7,493,262
Lee C. Banks	474,978	622,145	5,168,069	10,615,757	4,851	62,719	16,948,519
Robert W. Malone	56,170	—	—	—	4,770	23,701	84,641
Joseph R. Leonti	130,378	—	—	—	2,961	24,389	157,728